UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2010

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600

Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Grants of Incentive Stock Options and Restricted Stock for Executive Officers

On November 18, 2010, pursuant to the Luby’s Incentive Stock Plan, the Board of Directors of Luby’s, Inc. approved grants of options to purchase the Company’s common stock for the following executive officers: Christopher J. Pappas, the Company’s President and Chief Executive Officer (17,551 options); Harris J. Pappas, the Company’s Chief Operating Officer (17,551 options); K. Scott Gray, the Company’s Senior Vice President and Chief Financial Officer (10,531 options); and Peter Tropoli, the Company’s Senior Vice President, General Counsel and Secretary, (10,531 options). The exercise price of the stock options is $5.39, the closing market price on the date of the grant, and the options vest and become exercisable at a rate of 25% per year. Vested options must be exercised within 10 years of grant.

The Board also approved grants of the Company’s common stock in the form of restricted stock. Messrs. Pappas each received 8,776 shares of restricted stock, Mr. Gray received 5,265 shares of restricted stock, and Mr. Tropoli received 5,265 shares restricted stock. The restricted stock fully vests and becomes unrestricted on November 18, 2013. The restricted stock is valued at $5.39 per share, the closing price of the Company’s Common Stock on November 18, 2010.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1	Form of Restricted Stock Award Agreement

Exhibit 10.2	Form of Incentive Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
(Registrant)

Date: November 22, 2010	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Form of Restricted Stock Award Agreement

Exhibit 10.2	Form of Incentive Stock Option Award Agreement